UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

TIENS BIOTECH GROUP (USA), INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32477	75-2926439
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700

(Address of principal executive offices)

Registrant's telephone number, including area code: (86) 22-8213-7658

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported under Item 2.01 of the Current Report on Form 8-K filed by Tiens Biotech Group (USA), Inc. (the “Company”) with the Securities and Exchange Commission on March 20, 2008, the Company’s subsidiary, Tianshi International Holdings Group Limited (“Tianshi International”), and the Company’s 80% owned subsidiary, Tianjin Tianshi Biological Development Co., Ltd. (“Biological”), closed the acquisition by Tianshi International of all of the registered share capital of Tianjin Tiens Life Resources Co., Ltd. (“Life Resources”) pursuant to a Sale and Purchase Agreement, dated December 20, 2007, by and among Tianshi International, Biological, Tianshi International Investment Group Co., Ltd. and Tianjin Tianshi Biological Engineering Co., Ltd. The description of the acquisition included in the March 20, 2008 Form 8-K is incorporated by reference herein.

This Current Report on Form 8-K/A provides the historical financial statements of the business acquired under Item 9.01(a) and the pro forma financial information under Item 9.01(b), which financial statements and information were not included in the March 20, 2008 Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Audited Financial statements for Life Resources as of and for the years ended December 31, 2007 and 2006 are filed as Exhibit 99.1 to this amendment and incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial information with respect to the transaction described in Item 2.01 is field as Exhibit 99.2 to this amendment and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIENS BIOTECH GROUP (USA), INC.

Date: May 13, 2008	By:	/s/ Wenjun Jiao
Name: Wenjun Jiao
Title: Chief Financial Officer

Exhibits.

Exhibit Number	Description

99.1	Financial statements of business acquired.

99.2	Unaudited pro forma financial information.